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                                                                    Exhibit 10.2

                           DIRECTOR STOCK OPTION PLAN

                         OF MACK-CALI REALTY CORPORATION


SECTION 1. PURPOSE.

         The 1994 Director Stock Option Plan was established by Cali Realty Corporation ("Cali") in 1994 as the "1994 Director Stock Option Plan of Cali Realty Corporation" and was subsequently amended and restated in 1996 as the "Director Stock Option Plan of Cali Realty Corporation" (the "Director Stock Option Plan"). The Director Stock Option Plan is being amended and restated in its entirety and renamed the "Director Stock Option Plan of Mack-Cali Realty Corporation (the "Plan") in order to reflect the change of Cali's name to Mack-Cali Realty Corporation in December 1997 in connection with the acquisition of certain office properties from The Mack Company and Patriot American Office Group, to incorporate previously authorized amendments to the Plan and to clarify certain procedures and definitions under the Plan.

         The purpose of the Plan is to promote the growth and profitability of Mack-Cali Realty Corporation (the "Corporation") by providing directors and Advisory Board members of the Corporation, or its Subsidiaries if so designated, with an incentive to achieve corporate objectives, to attract and retain directors and Advisory Board members of outstanding competence and to provide such individuals with an equity interest in the Corporation. The Plan, as amended and restated effective as of December 1, 1998, and as set forth herein, is intended to be construed as an employee benefit plan that satisfies the requirements for exemption from the restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended, pursuant to the applicable rules promulgated thereunder.


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         SECTION 2. DEFINITIONS.

         The following definitions are applicable to the Plan:

         2.1      ADMINISTRATIVE COMMITTEE.

         "Administrative Committee" means the committee appointed pursuant to
Section 3 hereof or, if no such committee is appointed, the Board.

         2.2      ADVISORY BOARD.

         "Advisory Board" shall mean the Advisory Board of the Corporation which was established in December 1997.

         2.3      BENEFICIARY.

         "Beneficiary" means the beneficiary or beneficiaries designated by a Participant in accordance with Section 7.8 hereof to receive the amount, if any, payable under the Plan upon the death of such Participant.

         2.4      BOARD.
         "Board" means the Board of Directors of the Corporation.

         2.5      CAUSE.

         "Cause" means termination for fraud or willful misconduct as determined by the Administrative Committee or the Board.

         2.6      CODE.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.7      COMMON STOCK.

         "Common Stock" means the shares of common stock, $.01 par value per share, of the Corporation.

         2.8      CORPORATION.


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         "Corporation" means Mack-Cali Realty Corporation.

         2.9      DIRECTOR'S OPTION.

         "Director's Option" means a Non-qualified Stock Option granted pursuant to Section 6.2 hereof.

         2.10     DISABILITY.

         "Disability" means a mental or physical condition rendering a Participant unable to perform his or her regular duties as determined by the Administrative Committee or the Board.

         2.11     DISCRETIONARY OPTION.

         "Discretionary Option" means a Non-qualified Stock Option granted pursuant to Section 6.3 hereof.

         2.12     ELIGIBLE ADVISORY BOARD MEMBERS.

         "Eligible Advisory Board Members" means non-employee members of the Advisory Board.

         2.13     ELIGIBLE DIRECTORS.

         "Eligible Directors" means a non-employee members of the Board. In addition, Eligible Director shall include any non-employee members of the Board of Directors of a Subsidiary of the Company, if and only if, and only to the extent, such Board of Directors is designated by the Board as eligible to participate in the Plan.

         2.14     EXCHANGE ACT.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under the Exchange Act include references to successor provisions.


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         2.15     FAIR MARKET VALUE.

         "Fair Market Value" means the closing price as quoted on the New York Stock Exchange at the end of the last business day preceding the Grant Date or other date of determination as reported in the New York Edition of the WALL STREET JOURNAL.

         2.16     INCENTIVE STOCK OPTION.

         "Incentive Stock Option" means an option to purchase Common Stock that satisfies the requirements of Section 422 of the Code.

         2.17     IMMEDIATE FAMILY.

         "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children and grandchildren.

         2.18     MATURE SHARES.

         "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six (6) months or (ii) has purchased from the open market.

         2.19     NON-QUALIFIED STOCK OPTION.

         "Non-qualified Stock Option" means an option to purchase Common Stock that does not qualify as an Incentive Stock Option.

         2.20     OPTION.

         "Option" means a Director's Option or Discretionary Option granted under the Plan.

         2.21     OPTION AGREEMENT.

         "Option Agreement" means the written agreement by which an Option shall be evidenced.


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         2.22     OPTION PRICE.

         "Option Price" means the purchase price per Share of an Option.

         2.23     OPTION TERM.

         "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Option Agreement for such Option and as may, in the discretion of the Administrative Committee, and consistent with the provisions of the Plan, be extended from time to time.

         2.24     PARTICIPANT.

         "Participant" means an Eligible Director or Eligible Advisory Board Member who has been granted an Award or a Permitted Transferee.

         2.25     PERMITTED TRANSFEREE.

         "Permitted Transferee" means a person to whom an Option may be transferred or assigned in accordance with Section 7.8 hereof.

         2.26     PLAN.

         "Plan" means the Director Stock Option Plan of Mack-Cali Realty Corporation as amended and restated herein, and as may be amended from time to time.

         2.27     RETIREMENT.

         "Retirement" means separation from service as a director or member of the Advisory Board on or after age 65 or at such other time as the Board may designate.

         2.28     RULE 16B-3.

         "Rule 16b-3" means Rule 16b-3 of the SEC under the Exchange Act, as amended from time to time, together with any successor rule.


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         2.29     SEC.

         "SEC" means the Securities and Exchange Commission.

         2.30     SHARE.

         "Share" means a share of Common Stock.

         2.31     SUBSIDIARY.

         "Subsidiary" means a corporation or other entity with respect which the Corporation (i) owns, directly or indirectly, fifty percent (50%) or more of the then outstanding common stock in any corporation or (ii) has a fifty percent (50%) or more ownership interest in any other entity.

SECTION 3.  ADMINISTRATION.

         The Plan shall be administered by a committee (the "Administrative Committee), which shall consist of two or more directors of the Corporation, all of whom qualify as "Non-Employee Directors" as defined in Rule 16b-3 of the Exchange Act. The number of members of the Administrative Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect. In the event that the Compensation Committee of the Board (the "Compensation Committee) meets the requirements set forth in this Section 3 hereof, such Compensation Committee shall be the Administrative Committee hereunder unless otherwise determined by the Board.

         A majority of the members of the Administrative Committee shall constitute a quorum. The Administrative Committee may act at a meeting, including a telephonic meeting, by action of a majority of the members present, or without a meeting by unanimous


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written consent.

         Subject to the express provisions of the Plan, the Committee shall have full and final authority and discretion as follows:

                  (i) select the Eligible Directors and Eligible Advisory Board Members entitled to receive Discretionary Options pursuant to Section 6.3 hereof;

                  (ii) grant Discretionary Options to those Participants it selects in such amounts as it shall determine, subject to the terms and conditions of the Plan;

                  (iii) determine the number of Shares to be covered by each Discretionary Option granted under the Plan and the time or times when and the manner in which such Discretionary Option shall be exercisable;

                  (iv) to amend or cancel, with the consent of the Participant, any outstanding Option(s) and to grant new Option(s) in substitution therefor;

                  (v) to accelerate the exercisability (including exercisability within a period of less than one year after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Option or any group of Options for any reason and at any time, including in connection with a termination of service (other than for Cause);

                  (vi) subject to the provisions of the Plan, to extend the time during which any Option or group of Options may be exercised;

                  (vii) to interpret the Plan and make all determinations necessary or advisable for the administration of the Plan including the establishment, amendment or revocation from time to time of guidelines or regulations for the administration of the Plan, to cause appropriate records to be established, and to make all determinations and take all other actions considered necessary or advisable for the administration of the Plan; and

                  (viii) to take any other action with respect to any matters relating to the Plan for which it is responsible.

         All decisions, actions or interpretations of the Administrative Committee on all matters relating to the Plan or any Option Agreement shall be final, binding and conclusive upon all parties. No member of the Administrative Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.


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SECTION 4. PARTICIPATION.

         4.1      DIRECTOR'S OPTIONS.

         All Eligible Directors shall automatically be eligible to receive Director's Options under the Plan .

         4.2      DISCRETIONARY OPTIONS.

         The Administrative Committee, may, in its discretion grant Discretionary Options to any Eligible Director or Eligible Advisory Board Member, whether or not he or she has previously received an Option. No such Eligible Directors or Eligible Advisory Board Members shall at any time have the right to receive a Discretionary Option unless selected by the Administrative Committee pursuant to the Plan. No Participant, having been granted an Option, shall have the right to an additional Option in the future unless such Option is granted by the Administrative Committee.

SECTION 5. MAXIMUM NUMBER OF SHARES AVAILABLE FOR OPTIONS.

         Subject to adjustment in accordance with Section 7.2 hereof, the maximum number of Shares for which grants under the Plan shall be available is 400,000. In the event any Options granted under the Plan shall be forfeited, terminate or expire, the number of Shares no longer subject to such Option, to the extent of such forfeiture, termination or expiration, shall thereafter again be available for grant under the Plan. The Common Stock distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine). The Corporation shall be under no obligation to acquire Common Stock for distribution to Participants before payment in Common Stock


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is due and distributable.

SECTION 6.  GRANTS OF OPTIONS.

         6.1      GENERAL CONDITIONS TO GRANTS.

         The Grant Date of a Director's Option shall be the date on which the Eligible Director is initially elected or appointed to the Board and the Grant Date of a Discretionary Option shall be the date on which the Administrative Committee grants the Option or such later date as specified in advance by the Administrative Committee. All Options shall be evidenced by an Option Agreement and any terms and conditions of an Option not set forth in the Plan shall be set forth in the Option Agreement related to that Option. All Options granted under this Plan shall be Non-qualified Stock Options.

         6.2      GRANT OF DIRECTORS' OPTIONS.

         Each Eligible Director shall be granted, upon his or her initial election or appointment to the Board, a Non-qualified Stock Option to purchase 5,000 Shares (a "Director's Option"). The grant of a Director's Option shall not be subject to the discretion of the Administrative Committee.

         6.3      GRANT OF DISCRETIONARY OPTIONS.

         Subject to the limitations of the Plan, the Administrative Committee may, in its discretion, grant an Eligible Director or Eligible Advisory Board Member a Non-qualified Stock Option to purchase such amount of Shares as shall be determined by the Administrative Committee in its sole discretion (a "Discretionary Option"). A Discretionary Option granted under this Section 6.3 may be in addition to the Director's Option granted to an Eligible Director pursuant to Section 6.2 hereof.

         6.4      TERMS AND CONDITIONS OF OPTIONS.


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         Except as otherwise provided in a Participant's Option Agreement, each
Option granted under the Plan shall be subject to the following express terms and conditions and to such other terms and conditions consistent therewith as the Administrative Committee may deem appropriate.

         (a) OPTION TERM. The Option Term for each Option granted under the Plan shall be ten (10) years and each Option shall automatically expire on the tenth
(10th) anniversary of the Grant Date.

         (b) OPTION PRICE. The Option Price of each Share as to which an Option may be exercised shall be the Fair Market Value of the Share of the Grant Date.

         (c) EXERCISE OF OPTION. Except as otherwise provided under the Plan, no part of any Option may be exercised until the Participant shall have remained a member of the Board or Advisory Board, as the case may be, for the periods set forth below:

                  (i)      DIRECTOR'S OPTIONS. One year from the Grant Date.

                  (ii) DISCRETIONARY OPTIONS. The period, if any, determined by the Administrative Committee in its sole discretion.

         (d) PAYMENT OF PURCHASE PRICE UPON EXERCISE. Each Option shall provide that the Option Price of the Shares as to which an Option shall be exercised shall be paid to the Corporation at the time of exercise either (i) in cash, certified check or wire transfer, or (ii) in such other consideration as the Administrative Committee deems appropriate including, but not limited to, loans from the Corporation or a third party, (iii) subject to approval of the Administrative Committee, in Mature Shares having a total fair market value, as determined by the Administrative


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Committee, equal to the Option Price for such Shares, or a combination of cash and Mature Shares having a total fair market value, as so determined, equal to the Option Price for such Shares, (iv) subject to the approval of the Administrative Committee, in its sole discretion, by delivering a properly executed exercise notice in a form approved by the Administrative Committee, together with an irrevocable notice of exercise and irrevocable instructions to a broker to promptly deliver to the Corporation the amount of applicable sale or loan proceeds sufficient to pay the purchase price for such Shares, together with the amount of federal, state and local withholding taxes payable by Participant by reason of such exercise or (v) any combination of the foregoing.

         (e) EXERCISE IN THE EVENT OF DEATH, DISABILITY, RETIREMENT OR OTHER TERMINATION OF SERVICE. Subject to Subsection 6.4(f) hereof, the following provisions shall apply upon termination of a Participant's status as a member of the Board or Advisory Board:

                  (i) UPON TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. If Participant's status as a member of the Board or the Advisory Board shall terminate because of his or her death, Disability or Retirement, the Participant, Beneficiary or legal representative shall have the right to exercise all Options regardless of whether such Options are vested, at any time and from time to time, but not later than (x) one year following the date of death or Disability, (ii) one year following the date of Retirement, or (iii) the expiration date specified in
                           Section 6.4(a) hereof, whichever is earlier.

                  (ii) UPON TERMINATION FOR ANY REASON OTHER THAN DUE TO DEATH, DISABILITY, RETIREMENT OR FOR CAUSE. If a Participant' s status as a member of the Board or Advisory Board shall terminate for any reason other than due to the Participant's death, Disability, Retirement or termination for Cause, such Participant shall have the right to exercise his or her Options, to the extent that such Participant shall have been entitled to do so on the date of such termination, at any time and from time to time, but not later than
                           (i) on the expiration date specified in Section 6.4(a) hereof or (ii) three (3) months after the date of such termination of service, whichever date is earlier and the portion of any Option granted hereunder that is not vested and exercisable as of the date of such termination of service shall automatically expire and be forfeited as of the date of such termination of service.

                  (iii) UPON TERMINATION FOR CAUSE. If a Participant's status as a member of the Board or Advisory Board shall terminate for Cause, all Options regardless of whether such Options are vested or not shall be forfeited and canceled on the date of such termination.


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         (f) TRANSFER OF SERVICE FROM BOARD TO ADVISORY BOARD OR VICE VERSA. For
purposes of determining the exercise period and vesting of Options granted hereunder, (i) a Participant who resigns as a member of the Board in order to become a member of the Advisory Board shall be deemed during his or her period of service as a member of the Advisory Board to be a continuing member of the Board and (ii) a Participant who resigns as a member of the Advisory Board in order to become a member of the Board shall be deemed during his or her period of service as a member of the Board to be a continuing member of the Advisory Board.

         (g) TRANSFERABILITY OF OPTIONS. Subject to Section 7.8 hereof, no Options granted under the Plan shall be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Participant, an Option shall be exercisable only by such Participant.

         (h) PARTICIPANTS TO HAVE NO RIGHTS AS STOCKHOLDERS. No Participant shall have any rights as a stockholder with respect to any Common Stock subject to his or her Option prior to the date of issuance to him or her of such Common Stock.

         (i) INVESTMENT REPRESENTATION. Each Option Agreement for an Option shall provide that, upon demand by the Administrative Committee for such a representation, the Participant (or any person acting under Subsection 6.4(e) hereof) shall deliver to the Administrative Committee, at the time of any exercise of an Option or portion thereof, a written representation that the Shares to be acquired upon such exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to the delivery of any Common Stock issued upon exercise of an Option and prior to the expiration of the Option Term shall be a condition


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precedent to the right of the Participant or such other person to purchase any
Common Stock. In the event certificates for Common Stock are delivered under the Plan with respect to which such an investment representation has been obtained, the Administrative Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such representations and to restrict transfer in the absence of compliance with applicable federal or state securities laws.

         (j) OTHER OPTION PROVISIONS. The Administrative Committee may require a Participant to agree, as a condition to receiving an Option under the Plan, that part or all of any Options previously granted to such Participant under the Plan be terminated.

         SECTION 6.5       EXERCISE OF OPTIONS.

         An Option shall be exercised by the delivery to the Corporation during the Option Term of (x) written notice of intent to purchase a specific number of Shares subject to the Option and (y) payment in full of the Option Price of such specific number of Shares.

SECTION 7. GENERAL PROVISIONS.

         7.1      GENERAL CREDITOR STATUS.

         Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation


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and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan; PROVIDED, HOWEVER, that in its sole discretion, the Administrative Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock; PROVIDED, FURTHER, HOWEVER, that, unless the Administrative Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

         7.2      CERTAIN ADJUSTMENTS TO SHARES.

         In the event of any change in the Common Stock by reason of any stock dividend, recapitalization, reorganization, spin-off, split-off, merger, consolidation, stock split, reverse stock split, combination or exchange of shares, or any rights offering to purchase Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock of or by the Corporation, the number and kind of Shares available for Options under the Plan and the Option Price per Share thereof shall be appropriately adjusted consistent with such change in such manner as the Administrative Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Administrative Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon notice, such adjustment shall be effective and binding for all purposes of the Plan.

         7.3      SUCCESSOR CORPORATION.

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to


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substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

         7.4      NO CLAIM OR RIGHT UNDER THE PLAN.

         Neither the Plan nor any action taken thereunder shall be construed as giving any director or Advisory Board member any right to a continuation of membership on the Board or the Advisory Board, as applicable.

         7.5      OPTIONS NOT TREATED AS COMPENSATION UNDER BENEFIT.

         No Option shall be considered as compensation under any employee benefit plan of the Corporation, except as specifically provided in any such plan or as otherwise determined by the Board.

         7.6      LISTING AND QUALIFICATION OF COMMON STOCK.

         The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock upon any exercise of an Option until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

         7.7      WITHHOLDING TAXES.

         The Corporation may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to Options granted pursuant to the Plan including, but not


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limited to (i) accepting a remittance from the Participant in cash, or in the
Administrative Committee's discretion in Mature Shares, (ii) deducting the amount required to be withheld from any other amount then or thereafter payable by the Corporation to a Participant, Beneficiary or legal representative or from any Shares due to the Participant under the Plan, (iii) requiring a Participant, Beneficiary or legal representative to pay to the Corporation the amount required to be withheld as a condition of releasing Common Stock or (iv) any combination of the foregoing. In addition, subject to such rules and regulations as the Administrative Committee shall from time to time establish, Participants shall be permitted to satisfy federal, state and local taxes, if any, imposed upon the payment of Options in Common Stock at a rate up to such Participant's maximum marginal tax rate with respect to each such tax by (i) irrevocably electing to have the Corporation deduct from the number of Shares otherwise deliverable in payment of an Option such number of Shares as shall have a value equal to the amount of tax to be withheld, (ii) delivering to the Corporation such portion of the Common Stock delivered in payment of the Option as shall have a value equal to the amount of tax to be withheld, or (iii) delivering to the Corporation such number of Mature Shares or combination of Mature Shares and cash as shall have a value equal to the amount of tax to be withheld.

         7.8      NON-TRANSFERABILITY/DESIGNATION AND CHANGE OF BENEFICIARY.

         (a) An Option granted hereunder shall not be assignable or transferable other than by will or by the laws of descent and distribution and may be exercised during the Participant's lifetime only by the Participant or his or her guardian or legal representative, except that a Participant may, if permitted by the Administrative Committee, in its discretion, transfer an Option, or portion thereof, to one or more members of the Participant's


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Immediate Family.

         (b) Each Participant shall file with the Administrative Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive the amount, if any, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary by filing a new designation with the Administrative Committee. The last such designation received by the Administrative Committee shall be controlling; PROVIDED, HOWEVER, that no designation, or change or revocation thereof, shall be effective unless received by the Administrative Committee prior to the Participants' death, and in no event shall it be effective as of a date prior to such receipt.

         7.9      PAYMENTS TO PERSONS OTHER THAN A PARTICIPANT.

         If the Administrative Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his or her affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative), may, if the Administrative Committee so direct the Corporation, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Administrative Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Administrative Committee and the Corporation thereof.

         7.10     NO LIABILITY OF ADMINISTRATIVE COMMITTEE MEMBERS.

         No member of the Administrative Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Administrative Committee nor for any mistake of judgment


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made in good faith, and the Corporation shall indemnify and hold harmless each employee, officer or director of the Corporation to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. The indemnification provided for in this Section 7.10 shall be in addition to any rights of indemnification such Administration Committee member has as a director of officer pursuant to law, under the Certificate of Incorporation or By-Laws of the Corporation.

         7.11     AMENDMENT OR TERMINATION.

         Except as to matters that in the opinion of the Corporation's legal counsel require stockholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Administrative Committee. The Board may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; PROVIDED, HOWEVER, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board without the approval of the stockholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights to Options previously made under the Plan without his or her written consent. Subject to earlier termination pursuant to the provisions of this Section, and unless the stockholders of the Corporation shall have approved an extension of the Plan beyond such date, no further Options shall be made under the Plan after the tenth (10th) anniversary of the original effective date of the Plan specified in Section 7.15 hereof.




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         7.12     UNFUNDED PLAN.

         The Plan is intended to constitute an unfunded deferred compensation arrangement.

         7.13     GOVERNING LAW.

         The Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflicts of law thereof.

         7.14     NON-UNIFORM DETERMINATIONS.

         The Administrative Committee's determinations under the Plan need not be uniform and may be made by the Administrative Committee selectively among persons who receive, or are eligible to receive Discretionary Options, whether or not such persons are similarly situated. Without limiting the generality of the foregoing, the Administrative Committee shall be entitled, to enter into non-uniform and selective Option Agreements as to (a) the identity of the Participant, (b) the terms and provisions of Options, and (c) the treatment of termination of service.

         7.15 EFFECTIVE DATE. The 1994 Director Stock Option Plan was originally effective as of August 31, 1994 and was subsequently amended and restated in its entirety effective December 1, 1998.

         7.16     NO ILLEGAL TRANSACTIONS.

         The Plan and all Options granted pursuant to it are subject to all applicable laws and regulations. Notwithstanding any provision of the Plan or any Option, Participants shall not be entitled to exercise or receive benefits under, any Option, and the Corporation shall not be obligated to deliver any Shares or deliver any benefits to a Participant, if such exercise or delivery would constitute a violation by the Participant or the Corporation of any applicable law or regulation.


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

         7.17     SEVERABILITY.

         If any part of the Plan is declared by any court of governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in manner which will give effect to the terms of such Section to the fullest extent possible while remaining lawful and valid.






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